Exhibit 99.1

Investor contacts:

Todd Friedman / Stacie Bosinoff

The Blueshirt Group for CallWave

415-217-7722

todd@blueshirtgroup.com

CallWave Announces Financial Results for Second Quarter of Fiscal 2006

Santa Barbara, Calif., February 7, 2006 — CallWave, Inc. (Nasdaq: CALL), a leading provider of VOIP enhanced services, today reported financial results for the second quarter ended December 31, 2005.

For the second quarter of fiscal 2006, CallWave reported total revenue of $9.5 million, pretax income of $0.9 million, a tax expense of $2.3 million resulting in a net loss of $1.4 million, or ($0.07) per diluted share. In the second quarter of fiscal 2005, the company reported revenue of $11.7 million, pretax income of $2.7 million, a tax benefit of $1.6 million resulting in net income of $4.4 million, or $0.20 per diluted share.

CallWave closed the quarter with $62.3 million in cash, cash equivalents and marketable securities. At December 31, 2005, CallWave had 787,000 total subscribers, including 13,000 CallWave Mobile subscribers.

David Hofstatter, President and CEO of CallWave, commented, “In the past two quarters we have seen tangible evidence of accelerating demand for fixed mobile convergence among local phone companies. The response by Hawaiian Telcom to CallWave’s software-only convergence solution as well as the selection of CallWave by other carriers after extensive market and technical evaluation confirms that our hosted approach uniquely delivers the lowest cost and fastest to market application solution for the carriers trying to adapt to a converging telecom landscape. For us to extend our technology lead and capture this emerging market, we plan to invest aggressively in product development and new partnerships. While this strategy will result in net losses, our strong balance sheet provides the foundation to make these important strategic investments which we believe will reward our company and our shareholders over the long term.”

Conference Call Details

The CallWave Second Quarter 2006 teleconference and Webcast is scheduled to begin at 5:00 p.m. Eastern Time, on Tuesday, February 7, 2006. To access the live Webcast, please visit the investor relations section of the Company’s website http://www.callwave.com at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. An audio replay of the call will also be available to investors beginning at 8:00 p.m. ET on February 7, 2006, through February 21, 2006, by dialing (800) 405-2236 or (303) 590-3000 and entering the passcode 11052382#.

About CallWave

CallWave (Nasdaq:CALL) is a leader in VoIP enhanced services for the consumer and small business markets. The company provides VoIP application services on a subscription basis that add features and functionality to both the landline and wireless telecommunications services used in homes and small offices. CallWave’s proprietary VoIP software allows subscribers to get more out of their existing personal communications networks — landline, mobile and IP — by adding software-based call-handling features and by bridging all three networks to help subscribers get their important calls. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our future financial performance. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the ability to forecast consumer behavior and recognize or respond to emerging trends, changing preferences or competitive factors, the market acceptance of our new products and product enhancements, claims regarding alleged infringement of third parties’ intellectual property rights, the ability to maintain or expand our customer and partner relationships and other risks and uncertainties. Please consult the various reports and documents filed by CallWave with the U.S. Securities and Exchange Commission, including but not limited to CallWave’s annual report on Form 10-K for the fiscal year ended June 30, 2005, for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and CallWave disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The results for the second quarter of fiscal 2006 are not necessarily indicative of CallWave’s operating results for any future periods.

CallWave is a registered trademark of CallWave, Inc. All other trademarks are the property of their respective holders.

CALLWAVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended December 31,		For the six months ended December 31,
	2005	2004	2005	2004
Revenues	$9,538	$11,669	$20,109	$22,714

Cost of sales	3,390	2,942	7,151	6,144

Gross profit	6,148	8,727	12,958	16,570

Operating expenses
Sales and marketing	2,026	2,857	4,135	4,974
Research and development	1,320	1,608	2,536	3,276
General and administrative	2,501	1,806	4,683	3,081
Impairment of long-lived assets	—	—	243	—

Total operating expenses	5,847	6,271	11,597	11,331

Operating income	301	2,456	1,361	5,239

Interest income (expense), net	578	266	1,083	317

Income (loss) before income taxes	879	2,722	2,444	5,556

Income tax expense (benefit)	2,296	(1,643)	2,929	(1,709)

Net income (loss)	$(1,417)	$4,365	$(485)	$7,265

Net income per share:
Basic	$(0.07)	$0.23	$(0.02)	$0.56
Diluted	$(0.07)	$0.20	$(0.02)	$0.38

Weighted average common shares outstanding
Basic	20,617	19,184	20,487	12,862
Diluted	20,617	21,381	20,487	19,373

CALLWAVE, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of December 31, 2005	As of June 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$35,375	$16,828
Marketable securities	26,563	39,996
Restricted cash	336	335
Accounts receivable; net of allowance for doubtful accounts of $371 and $370	4,583	5,676
Inventory	—	454
Prepaid income tax	335	113
Other current assets	589	476

Total current assets	67,781	63,878
Property and equipment, net	1,750	2,024
Deferred tax asset	—	2,929
Other assets	49	414

Total assets	$69,580	$69,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$616	$801
Accrued payroll	545	1,014
Deferred revenues	896	1,587
Other current liabilities	1,913	1,447

Total current liabilities	3,970	4,849
Stockholders’ equity:
Common stock	71,494	70,296
Deferred compensation	—	(545)
Accumulated comprehensive income (loss)	(68)	(24)
Accumulated deficit	(5,816)	(5,331)

Total stockholders’ equity	65,610	64,396

Total liabilities and stockholders’ equity	$69,580	$69,245

CALLWAVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the six months ended December 31,
	2005	2004
Cash flows from operating activities:
Net income	$(485)	$7,265
Operating activity adjustments
Depreciation and amortization	425	384
Impairment of long lived assets	243	—
Share based compensation	209	122
Deferred tax asset	2,929	(1,149)
Bad debt expense	1,084	576
Inventory writeoff	314
Changes in operating assets & liabilities:
Accounts receivable, net of bad debt expense	9	(1,671)
Inventory	140	—
Prepaid income tax	(222)	(113)
Other assets	9	114
Accounts payable	(185)	420
Accrued payroll	(469)	(205)
Deferred revenue	(691)	(215)
Income taxes payable	—	(790)
Accrued other liabilities	466	591

Net cash provided by operating activities	3,776	5,329

Cash flows from investing activities:
Purchases of marketable securities	(7,326)	(20,223)
Sales of marketable securities	20,713	—
Purchases of property and equipment	(151)	(398)

Net cash used in investing activities	13,236	(20,621)

Cash flows from financing activities:
Exercises of stock options and warrants	1,535	1,198
Proceeds from initial public offering	—	37,200
Costs incurred in initial public offering	—	(1,975)

Net cash provided by financing activities	1,535	36,423

Net increase in cash and cash equivalents	18,547	21,131
Cash and cash equivalents at beginning of the period	16,828	6,187

Cash and cash equivalents at end of the period	$35,375	$27,318